UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by STR Holdings, Inc. (the “Company”) on May 25, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Stockholders held on May 24, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company regarding how frequently it will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

(d) As previously disclosed in the Original 8-K, at the 2011 Annual Meeting, the Company’s stockholders voted, on an advisory basis, to conduct future advisory votes on the compensation of the Company’s named executive officers every three years. Based on these results, and consistent with the Company’s Board of Directors’ recommendation, the Company has determined that it will conduct an advisory vote on the compensation of its named executive officers every three years until the next required advisory vote on the frequency of future advisory votes on the compensation, which will occur no later than the Company’s Annual Meeting of Stockholders held in 2017, or until the Board of Directors otherwise determines that a different frequency for such advisory vote is in the best interest of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 13, 2011	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer